Exhibit 5.1

[Wachtell, Lipton, Rosen & Katz Letterhead]

May 22, 2024

Heartland Financial USA, Inc.
1800 Larimer Street, Suite 1800
Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as special counsel to Heartland Financial USA, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to 1,000,000 shares of common stock, par value $1.00 per share, of the Company (the “Shares”), which may be issued pursuant to the Heartland Financial USA, Inc. 2024 Long-Term Incentive Plan (the “Plan”).  In connection with the foregoing, you have requested our opinion with respect to the following matters.

In rendering this opinion, we have examined the Registration Statement, the Plan and such corporate records, other documents and matters of law as we have deemed necessary or appropriate, including the certificate of incorporation and bylaws of the Company, in each case, as amended through the date hereof.  In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents, and the legal capacity of all individuals executing any of the foregoing documents.  We have relied, to the extent we deem appropriate, on guidance of the Commission (including the Staff thereof).

We have also assumed that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.  In rendering the opinion set forth below, we have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

Based upon and subject to the foregoing, and subject to the assumptions, exceptions, limitations, qualifications and comments stated herein, we are of the opinion that when the Shares have been issued in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion speaks only as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz